UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 21, 2021, Lordstown Motors Corp. (the “Company”) issued a notice of extension (the “Notice of Extension”) of the previously announced redemption date with respect to all of the outstanding public warrants to purchase shares of the Company’s Class A common stock that were issued under the Warrant Agreement, dated as of February 27, 2019, by and between the Company (formerly known as DiamondPeak Holdings Corp.) and American Stock Transfer & Trust Company, LLC, as warrant agent, as part of the units sold in the Company’s initial public offering.

Pursuant to the Notice of Extension, the redemption date has been extended until January 27, 2021 to allow additional time for holders to exercise their public warrants. Any public warrants that remain unexercised at 5:00 p.m. New York City time on January 27, 2021 will be void and no longer exercisable and their holders will have no rights with respect to those public warrants, except to receive the redemption price of $0.01 per warrant.

A copy of the Notice of Extension delivered by the Company is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K or the Notice of Extension attached hereto as Exhibit 99.1 shall constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit Number	Description
99.1	Notice of Extension dated January 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Thomas V. Canepa
	Name:	Thomas V. Canepa
	Title:	General Counsel and Corporate Secretary

Date: January 21, 2021